Exhibit 10.46
Execution Copy
SECOND AMENDED AND RESTATED ASSIGNMENT
AND SECURITY AGREEMENT
between
WESTMORELAND PARTNERS
(as Debtor)
and
PRUDENTIAL INVESTMENT MANAGEMENT, INC.
(as Agent)
Dated as of February 11, 2008

i

SECOND AMENDED AND RESTATED ASSIGNMENT
AND SECURITY AGREEMENT
     This SECOND AMENDED AND RESTATED ASSIGNMENT AND SECURITY AGREEMENT (this “Security Agreement”), dated as of February 11, 2008, between WESTMORELAND PARTNERS, a Virginia general partnership (“Debtor”), and PRUDENTIAL INVESTMENT MANAGEMENT, INC., as agent (“Agent”) on behalf of and for the benefit of the Secured Parties under the Loan Agreement (defined below).
WITNESSETH:
     WHEREAS, Debtor, Agent, certain lenders and other parties are parties to that certain Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, (as amended, the “Original Credit Agreement”), providing for the financing of the construction and operation of the Rova I Facility and the Rova II Facility (as defined therein);
     WHEREAS, simultaneously with the entering into of the Original Credit Agreement, Debtor and Agent entered into an Amended and Restated Assignment and Security Agreement dated as of December 1, 1993 (the “Original Security Agreement”), pursuant to which Debtor granted a security interest in the Collateral (as defined in the Original Security Agreement) to Agent for the benefit of the Secured Parties to secure Debtor’s obligations under the Original Credit Agreement;
     WHEREAS, the Original Credit Agreement is being amended and restated in order to, among other things, issue Tranche C Senior Loans, Senior Subordinated Fixed Rate Loans and Junior Subordinated Floating Rate Loans, subject to the terms and conditions set forth therein, and to amend and restate the other terms and conditions of the Original Credit Agreement, in each case as further set forth in the Loan Agreement (as defined below); and
     WHEREAS, the parties desire to amend and restate the Original Security Agreement on the terms hereinafter set forth in order to, among other things, confirm the security interest created pursuant to the Original Security Agreement in connection with the Loan Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in order to induce the Lenders to make such loans, the parties hereto agree that the Original Security Agreement is hereby amended and restated in its entirety as follows:
     1. Definitions.
     For purposes of this Security Agreement and unless the context otherwise requires, all capitalized terms used herein which are defined in the Loan Agreement (and not otherwise defined herein) shall have their respective meanings as therein defined, and each of the following terms shall have the respective meaning assigned thereto:
     “Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.

     “Loan Agreement” means the Second Amended and Restated Loan Agreement, dated as of February 11, 2008, among Debtor, as Borrower, The Prudential Insurance Company of America and each Purchasing Lender (as defined therein), as Lenders, and Prudential Investment Management, Inc., as Agent, as the same may be amended, modified or supplemented from time to time.
     2. Confirmation of Security Interest; Creation of Security Interest.
          (a) As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (defined below) now existing or hereafter arising, Debtor hereby confirms the grant made by Debtor on the December 1, 1993 pursuant to the terms of the Original Security Agreement, and hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and grants, in favor of Agent for the benefit of the Secured Parties a lien on and first priority security interest (the “Security Interest”) in all of Debtor’s right, title and interest in and to all of its properties, assets and rights, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (collectively, the “Collateral”), including: all personal and fixture property of every kind and nature, including all goods (including inventory, equipment and accessions thereto), instruments (including promissory notes), timber to be cut, documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, securities accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims and all general intangibles (including payment intangibles), including, without limitation:
          (A) The following agreements:
          (i) Rova I Power Purchase Agreement;
          (ii) Rova I Coal Supply Guaranty;
          (iii) Rova I Coal Supply Agreement;
          (iv) Rova I Coal Supply Subcontract;
          (v) Rova I Three Party Agreement;
          (vi) Rova I Railcar Assignment;
          (vii) Rova I Lime Railcar Lease Agreement;
          (viii) Rova I Lime Supply Agreement;
          (ix) Rail Transportation Agreement;
          (x) Energy Services Agreement;

          (xi) Steam Host Guaranty;
          (xii) Operating Contract;
          (xiii) Water Service Agreement;
          (xiv) Ash Disposal Agreement;
          (xv) Partnership Agreement;
          (xvi) Venture Management Agreement;
          (xvii) Easement Agreements;
          (xviii) The consent of each party (other than Debtor) to each of the Rova I Project Documents, where applicable, to the assignment thereof by Debtor to Agent for the benefit of the Secured Parties;
          (xix) The Rova II Power Purchase Agreement;
          (xx) The Rova II Coal Supply Agreement;
          (xxi) The Rova II Coal Supply Guaranty;
          (xxii) The Rova II Coal Subcontract;
          (xxiii) The Rova II Coal Subcontract Guaranty;
          (xxiv) The Rova II Three Party Agreement;
          (xxv) The Rova II Lime Supply Agreement;
          (xxvi) The Lime Transportation Agreement;
          (xxvii) The Step-in Rights Agreement;
          (xxviii) The consent of each party (other than Debtor) to each of the Rova II Project Documents, where applicable, to the assignment thereof by Debtor to Agent for the benefit of the Secured Parties;
          (xxix) Insurance Policies;
          (xxx) All authorizations, consents, approvals, registrations, exemptions, permits and licenses from Governmental Authorities; provided that any of the foregoing items described in this clause (xxx) which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein is granted hereunder, is expressly excepted and excluded from this grant to the extent necessary to avoid such voidness, voidability, terminability or revocability;
          (xxxi) Any other agreement, except for Permitted Contracts (other than Easement Agreements executed by (or on behalf of) Debtor in connection with the Facilities or any of the Rova I Project Documents and Rova II Project Documents and classified as a Rova I Project Document or Rova II Project Document by Agent, in its sole discretion, with notice to Debtor); and
          (xxxii) Any other Permitted Contract which does not, by its terms, prohibit the assignment thereof as security in the manner contemplated herein, as each such document may be amended, supplemented or otherwise modified from time to time (said documents, as amended, supplemented or modified, being individually an “Assigned Agreement” and collectively the “Assigned Agreements”), including, without limitation, (1) all rights of Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of Debtor to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) all claims of Debtor for damages arising out of or for breach of or default under the Assigned Agreements and (4) all rights of Debtor to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided that until the occurrence of an Event of Default, Debtor may exercise all rights, interests and benefits under the Assigned Agreements in any lawful manner not inconsistent with this Security Agreement, the Loan Agreement and the other Loan Instruments;
     (B) All automobiles, trucks, boats and other rolling stock or moveable personal property (“Rolling Stock”), including Rolling Stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state which permits or requires a lien thereon to be evidenced upon such certificate, in which Debtor now or at any time in the future may have an interest. In connection therewith, Debtor shall notify Agent before acquiring any such Rolling Stock, and provide Agent with (1) all lien entry forms and similar documents, duly completed, executed and acknowledged, (2) the certificates of title to such Rolling Stock and (3) such other information or documents, in each case, to the extent required or desirable in order to enable Agent to perfect its lien on such Rolling Stock for the equal and ratable benefit of the Secured Parties. Upon execution of such lien entry forms and other documents by Agent, Debtor shall, at its expense, cause such lien entry forms and other documents to be presented to the appropriate authorities in order to perfect Agent’s lien on such Rolling Stock for the equal and ratable benefit of the Secured Parties;
     (C) All consents, registrations, licenses, permits, approvals, certificates, variances, orders, exemptions and other authorizations now or hereafter issued, made or granted with respect to the development, construction, reconstruction, repair, alteration, addition, improvement, replacement, use, operation or management of the Facilities and the Property (including, without limitation, all Government Approvals now or hereafter held in the name or for the benefit of Debtor) (collectively, the “Permits”); provided that any of the Permits which by their terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Security Agreement to the extent necessary to avoid such voidness, voidability, terminability or revocability;
     (D) All equipment, machinery, apparatus, installations, facilities and other tangible property owned by Debtor or hereafter acquired;
     (E) All accounts (other than the accounts referred to in Section 6.9(b) of the Loan Agreement) and all balances therein, and all agreements, rights, interests, inventory (including fuel supplies), goods, contract rights, chattel paper, documents, instruments, general intangibles, fixtures, trade fixtures, consumer goods, money and other assets owned by Debtor on the date hereof or hereafter arising or acquired, including, without limitation, the improvements and equipment associated with the Property and the Facilities, and designs, plans and specifications relating to the Property and the Facilities owned by Debtor or hereafter acquired, and any right, title or interest of Debtor under any insurance, indemnity, warranty or guaranty in respect of the Property and the Facilities or of any of the foregoing and any rents, revenues, incomes and profits in respect of the Property and the Facilities; and
     (F) To the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, “proceeds,” as defined in Section 9-102(64) of the Code, including whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.
          (b) This Security Agreement and the Collateral secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the “Obligations”):
          (i) payment and performance of each and every obligation, covenant and agreement of Debtor now or hereafter existing contained in the Loan Agreement and any of the other Loan Instruments, including, without limitation, the “Obligations” as defined in the Loan Agreement, in each case whether for principal, interest, fees, Yield-Maintenance Premium, if any, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;
          (ii) payment of all sums advanced in accordance herewith or in accordance with the other Security Documents by or on behalf of the Secured Parties to protect any of the Collateral purported to be covered hereby or thereby, with interest thereon at the rate equal to the Default Interest Rate;

          (iii) performance of every obligation, covenant and agreement of Debtor contained in the Loan Agreement and any of the other Loan Instruments or in any agreement now or hereafter executed by Debtor which recites that the obligations thereunder are secured by this Security Agreement or the Collateral; and
          (iv) payment of all sums, with interest thereon at the Default Interest Rate, that may become due and payable to or for the benefit of the Secured Parties pursuant to the terms of this Security Agreement;
in each case, when due (whether at stated maturity, by acceleration, because of mandatory prepayment, or otherwise, and including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), and in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of Debtor under any instrument now or hereafter evidencing or securing any of the foregoing.
     3. Representations, Warranties and Covenants.
     Debtor hereby represents, warrants and covenants as follows:
          (a) The grant of the Security Interest in the Collateral creates a legal, valid and perfected first priority security interest in the Collateral, now owned by Debtor or hereafter acquired (subject to Permitted Liens).
          (b) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of Debtor with respect to (i) the grant of the Security Interest in the Collateral or (ii) the exercise by Agent of the rights provided in this Security Agreement, the Loan Agreement or any of the other Loan Instruments or the remedies in respect of the Collateral pursuant to this Security Agreement, the Loan Agreement or any of the other Loan Instruments.
          (c) Debtor shall immediately notify Agent of any claim against the Collateral adverse to the interest of the Secured Parties hereunder.
          (d) Debtor has delivered to Agent a Perfection Certificate, a copy of which is attached as Exhibit A to this Security Agreement. Debtor represents and warrants to Agent and each Lender that: (i) Debtor’s exact legal name is stated in the Perfection Certificate and on the signature page hereof; (ii) Debtor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth Debtor’s organizational identification number or accurately states that Debtor has none; (iv) the Perfection Certificate accurately sets forth as of the date hereof Debtor’s place of business, its chief executive office, the office where Debtor keeps its records regarding the Collateral and the original executed copies of the Assigned Agreements and, if different, Debtor’s mailing address; and (v) all other information set forth in the Perfection Certificate is accurate and complete as of the date hereof. Debtor shall notify Agent immediately in writing of any change in the location of its chief executive office, principal place of business or the office where such records and originals are kept, or the establishment by Debtor of any other office or place of business, or the adoption or change of its name or any trade name or fictitious business name and, upon written request of Agent, shall execute any additional documents or certificates necessary to reflect the adoption of or change in its name or any trade name or fictitious business name.
          (e) Debtor agrees that from time to time, at its expense, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted in the Collateral or to enable Agent to exercise and enforce its rights and remedies with respect to the Collateral. Without limiting the generality of the foregoing, Debtor will: (i) mark conspicuously each note, instrument or chattel paper included in the Collateral with a legend indicating that such note, instrument or chattel paper is subject to the security interest granted or purported to be granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Agent such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form satisfactory to Agent; and (iii) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby. Debtor hereby authorizes Agent to file one or more such financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Debtor.
          (f) Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Debtor will furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail. Subject to Section 6.10 of the Loan Agreement, Agent and the Secured Parties may inspect the Collateral at any reasonable time and upon reasonable notice, wherever located.
          (g) Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of Agent in and to any of the Collateral against the claims and demands of all persons whomsoever.
          (h) Debtor shall notify Agent promptly if any tangible items of Collateral, or any items that are to become Collateral, are to be stored for any length of time (other than temporary storage incident to transportation to the Property) in any location other than the Property or Debtor’s chief executive office. The notice shall specify, in such detail as is required by Agent: (i) the items that are to be stored, (ii) the location at which such items are to be stored and the name and addresses of the owner and operator of the storage facility, (iii) the length of time that such items are to be stored at that location and (iv) the name of the Person or entity who is the owner of such items. If required by Agent, Debtor shall execute additional security agreements, financing statements and other related documents, all in form reasonably satisfactory to Agent, covering the items that are to be stored. If for any reason Agent, on behalf and for the benefit of the Secured Parties, cannot perfect a first priority security interest in the items stored or to be stored, then upon instructions from Agent, Debtor shall promptly transport such items to the Property. Upon instructions from Agent, Debtor shall obtain such additional insurance on the Collateral stored at any location other than the Property as Agent deems reasonably necessary to protect the Secured Parties’ interests.
     4. Default.
     The occurrence of any Event of Default (as defined in the Loan Agreement) shall constitute an event of default (“Event of Default”) hereunder.
     5. Rights and Remedies Upon Default.
          (a) Upon the occurrence and continuance of an Event of Default hereunder, for the benefit of and on behalf of the Secured Parties, Agent may do one or more of the following:
          (i) Declare, without presentment, demand, protest or notice of any kind, all of which Debtor hereby expressly waives, all Obligations and other indebtedness and amounts secured hereby to be immediately due and payable, whereupon all of said Obligations and other indebtedness and amounts declared due and payable shall be and become immediately due and payable (provided that if, with respect to Debtor, an Event of Default occurs pursuant to Section 7.1(i) or (j) of the Loan Agreement, the acceleration provided for in this Section 5(a)(i) shall be deemed to have been made upon the occurrence of such Event of Default without declaration or any other action by Agent);
          (ii) Take all cash held by Depositary or in any Local Bank Account and all cash proceeds received or receivable by Depositary in respect of the Collateral and then or at any time thereafter apply the same (after payment of any amounts payable to Agent pursuant to Section 20 hereof), in whole or in part, for the benefit of the Secured Parties in satisfaction of all or any part of the Obligations in the manner specified in Section 5(b) hereof, unless otherwise agreed by all Lenders in a writing delivered to Agent;
          (iii) give notice of the Event of Default to any Person, collect proceeds and amounts in respect of the Collateral, and enforce all rights of Debtor in the Collateral;
          (iv) take possession of any or all of the Collateral, wherever it may be found, and hold, store, repair, improve, operate and manage the same;
          (v) Upon notice to Debtor, which notice need not be in writing (but which notice shall promptly be confirmed in writing), make such payments and do such acts as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties’ Security Interest in the Collateral including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is, or purports to be, prior to or superior to the Security Interest in the Collateral, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Secured Parties’ Security Interest in or ownership of the Collateral;
          (vi) Foreclose this Security Agreement as herein provided or in any manner permitted by law transfer to or register in the name of Agent or its nominees any and all of the Collateral, and exercise any and all of the rights and remedies conferred upon the Secured Parties by the Project Documents or the Loan Instruments either concurrently or in such order as Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under the Loan Instruments;
          (vii) In accordance with Law, accept the Collateral in full or partial satisfaction of the Obligations; and
          (viii) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code, and sell, license or otherwise dispose of the Collateral or any part thereof in a commercially reasonable manner, at public or private sale, at any exchange, broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices, and upon such other terms as are commercially reasonable. Debtor agrees that, to the extent notice of any such disposition shall be required by Law, at least ten (10) days’ notice to Debtor of the time and the place of any public disposition or the time after which any private disposition is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall incur no liability as a result of the manner of disposition of the Collateral, or any part thereof, at any private disposition conducted in a commercially reasonable manner. Debtor hereby waives, to the extent permitted by Law, any claims against Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been disposed of at a private disposition was less than the price which might have been obtained at a public disposition or was less than the aggregate amount of the Obligations. To the extent permitted by Law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter enacted. Debtor authorizes Agent, at any time and from time to time, to execute, in connection with a disposition of the Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

If Agent shall have exercised its rights and remedies hereunder:
                    (A) Upon request by Agent or any Lender after the occurrence of an Event of Default, Debtor agrees, promptly and at its own expense, to assemble any or all of the Collateral and make it available to Agent.
                    (B) Agent will be entitled to sell the Collateral on any commercially reasonable terms, and Debtor agrees that a private sale or a sale on extended payment terms, or in exchange for property, stock or other consideration will not in and of itself be deemed to be commercially unreasonable. The Collateral may be sold in one lot as an entirety or in separate parcels. Any Lender may purchase any or all of the Collateral sold at any public sale and, to the extent permitted by applicable Law, may purchase any or all of the Collateral sold at any private sale, including by a credit bid.
                    (C) Agent may restrict the prospective bidders or purchasers at any sale in a commercially reasonable fashion as to their number, nature of business, financial or business expertise, net worth or financial resources and investment intention or on the basis of any other factors that are commercially reasonable.
                    (D) Agent will not be obligated to hold any sale pursuant to any such notice and may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for such sale, and a subsequent sale may be held at the time and place designated in such announcement without further notice or publication. To the extent permitted by applicable law, Debtor irrevocably waives any right it may have to make a demand of performance or other demand, advertisement, judicial hearing or notice to it or any other Person in connection with the collection, sale or other disposition of, or realization upon, the Collateral.
                    (E) Before any sale or disposition of the Collateral, Agent at its option may cause any or all of such Collateral to be improved, repaired or reconditioned in such manner and to such extent as Agent may deem advisable. Agent may also settle, pay or discharge any or all taxes, Liens, claims and other charges with respect to the Collateral, and may procure or continue insurance with respect to the Collateral. All sums expended by Agent pursuant to this clause (E) will constitute Obligations. Neither Agent nor any Lender will have any duty to take any action authorized by this clause (E), and no sale of the Collateral will be deemed to have been commercially unreasonable by reason of Agent’s decision not to take any such action.
                    (F) Except to the extent required by applicable law, neither Agent nor any Lender will be required to marshal any Collateral or any guaranties of the Obligations, or to resort to any item of the Collateral or any guaranty in any particular order, and Agent’s rights with respect to the Collateral and any guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, Debtor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or any other law which might cause a delay in or impede the enforcement of Agent’s rights under this Security Agreement or any other Financing Document.

                    (G) The sale or other transfer pursuant to this Security Agreement of any right, title or interest of Debtor in any item of the Collateral will operate to permanently divest Debtor and all Persons claiming under or through Debtor of such right, title or interest, and will be a perpetual bar, both at law and in equity, to any and all claims by Debtor or any such Person with respect to such item of the Collateral.
          (b) The proceeds of any sale or realization of the Collateral shall be applied as follows:
          (i) To the repayment of the reasonable costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation, legal expenses and attorneys’ fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);
          (ii) To the payment in full of the “Obligations” (as defined in the Loan Agreement) in accordance with the priority of application specified in Section 2.6(b) of the Loan Agreement, and then to the payment in full of all other Obligations;
          (iii) To the payment of any other outstanding obligations of Debtor under the Project Documents; and
          (iv) The surplus, if any, shall be paid to Debtor if lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.
     6. Assignment of Permits; Etc.
     Debtor shall, upon the occurrence of an Event of Default and at the request of Agent, assign, transfer or otherwise furnish to Agent (to the extent so assignable or transferable) or to any designee of Agent, all of Debtor’s rights and interest in, to and under all Governmental Requirements, offsets and similar rights issued under or in connection with Laws enacted or promulgated for the protection of the environment or the public health, including, without limitation, Governmental Requirements respecting air emissions (including air emission reduction, credits or offsets), wastewater discharge and solid or hazardous waste management, which are required from time to time to permit the Rova I Facility and/or Rova II Facility, as the case may be, to be operated in accordance with all applicable Laws. Debtor agrees to use its best efforts to have renewed or extended in the name of Agent or its designee (or other Person operating the Rova I Facility and/or the Rova II Facility, as the case may be), or otherwise to obtain for Agent (or such other Person) the benefits of all of the Governmental Requirements and other rights referred to in the immediately preceding sentence to the extent that such Governmental Requirements and other rights shall not be assignable.

     7. Security Interest Absolute.
     All rights of Agent and the Secured Parties hereunder, the Security Interest and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:
          (i) any lack of validity or enforceability of the Original Security Agreement, the Loan Instruments or the Assigned Agreements or any other agreement or instrument relating thereto;
          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Instruments or the Assigned Agreements; or
          (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations.
     8. Agent Appointed Attorney-in-Fact.
     Debtor hereby irrevocably constitutes and appoints Agent to act, upon the occurrence of an Event of Default, as Debtor’s attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest and irrevocable), with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement. Debtor hereby ratifies and confirms all actions taken by Agent or its agents pursuant to this power of attorney.
     9. Agent May Perform.
     Upon the occurrence and continuance of an Event of Default or if Agent reasonably determines that an Event of Default is imminent, Agent, without releasing Debtor from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties’ Security Interest in the Collateral.
     10. Debtor Remains Liable.
     Anything herein to the contrary notwithstanding, Debtor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed. The exercise by Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the Assigned Agreements. Neither Agent nor any other Secured Party shall have any obligation or liability under the Assigned Agreements by reason of this Security Agreement, nor shall Agent or any other Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     11. Reasonable Care.
          (a) Agent shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords or would accord collateral held by Agent in similar transactions for its own account; provided, however, it is expressly understood that Agent shall not have responsibility for taking any steps to preserve rights against any parties with respect to the Collateral. In furtherance of the foregoing, to the extent Laws impose on Agent an obligation to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that, to the extent consistent with Law, it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other Laws, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on the Collateral or to remove Liens or encumbrances on or any adverse claims against the Collateral, (iv) to exercise or fail to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise or fail to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to hire or fail to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (vii) to disclaim disposition warranties, (viii) to purchase or fail to purchase insurance or credit enhancements to insure Agent against the risk of loss, collection or disposition of the Collateral, or (ix) to obtain or fail to obtain the services of brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.
          (b) Without limiting the generality of the foregoing and except as otherwise provided by Law, Agent shall not be required to resort to any item of the Collateral or guarantees in any particular order; and all of Agent’s rights hereunder and in respect of such Collateral and guarantees shall be cumulative and in addition to all other rights, however existing or arising.
     12. Other Powers.
     Debtor authorizes Agent, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
     13. No Duty on Agent’s Part.
          (a) The grant to Agent under this Security Agreement of any right or power does not impose upon Agent any duty to exercise such right or power. Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Collateral.
          (b) To the extent permitted by applicable law, Debtor waives all claims against Agent or its agents arising out of the repossession, taking, retention, storage, operation or sale of the Collateral except to the extent such actions constitute gross negligence or willful misconduct of such Person. Debtor waives any claim it may have based on the allegation or fact that the price obtained for Collateral sold at a private sale was less than could have been obtained for the same Collateral at a public sale. All risk of loss, damage, diminution in value or destruction of the Collateral will be borne by Debtor. Agent will have no responsibility for any act or omission of any carrier, warehouseman, bailee, forwarding agency, broker, operator or any other Person. Agent will have no responsibility to Debtor for any act or omission of Agent, except to the extent such act or failure to act constitutes gross negligence or willful misconduct by such Person.
          (c) Agent will be accountable only for such proceeds as Agent actually receives as a result of the exercise of its rights under this Security Agreement, and delivery or other proper accounting of such proceeds or the Collateral by Agent to Debtor or the assignee of the Obligations will discharge Agent of all liability therefor.
     14. Role of Agent.
     The rights, duties, liabilities and immunities of Agent and its appointment and replacement hereunder shall be governed by Article 8 of the Loan Agreement.
     15. Relation to Other Security Documents.
     The provisions of this Security Agreement supplement the provisions of any real estate mortgage or deed of trust granted by Debtor to Agent, for the benefit of the Secured Parties, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of Agent hereunder.
     16. Further Assurances.
          (a) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent or any Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
          (b) Debtor hereby authorizes Agent and each Lender at the expense of Debtor (including the fees and expenses of counsel to Agent and any Lender) to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. Such statements may describe the Collateral as all assets of Debtor or words of similar effect, or with greater detail. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Debtor understands and agrees that even though they have no obligation to do so, with respect to any financing statement, Agent and the Lenders may file (at the expense of Debtor, including the fees and expenses of counsel to Agent and any Lender) any continuation statement or amendment where failure to file could reasonably be expected to result in the ineffectiveness of such financing statement at any time within three months of any such proposed filing. Debtor also ratifies its authorization for Agent and the Lenders to have filed in any Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Notwithstanding the foregoing, Debtor agrees to prepare and arrange for the filing of all financing statements, continuation statements and amendments thereto necessary to perfect or maintain the perfection of Agent’s security interest in the Collateral and to obtain any necessary Agent authorization for such filing. Neither Agent nor any Lender shall have any obligation to perfect or maintain the perfection of Agent’s security interest in the Collateral or to file any financing statements, continuation statements or amendments thereto in any public office at any time or times.
          (c) Debtor will furnish to Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any of the Secured Parties may reasonably request, all in reasonable detail.
          (d) Debtor will furnish to the Secured Parties in every odd numbered year on or before December 1 of such year (commencing December 1, 2009), an opinion of counsel acceptable to the Secured Parties (i) stating that all action has been taken with respect to the filing, recording, re-filing and re-recording of the Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the rights and interests of Agent in and to the Collateral and the Liens on and in the Collateral created hereby and by the other Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (ii) stating what, if any, action of the foregoing nature may reasonably be expected to become necessary during the next 27 months in order to protect and preserve the rights and interests of Agent in and to the Collateral and the Liens on and in the Collateral created hereby.
          (e) Debtor shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Security Agreement, and any instruments of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto and any instruments of further assurance.
     17. Notices.
     All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when transmitted by facsimile to the number specified below and the receipt confirmed, (c) when sent by overnight courier service, the Banking Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (d) when sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, the date received, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required.

If to Debtor:	WESTMORELAND PARTNERS
Westmoreland Partners
c/o Westmoreland Energy LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attention: Chief Financial Officer
Telecopy: (719) 448-8098

with copy to:	WESTMORELAND PARTNERS
c/o Westmoreland Energy LLC
2 North Cascade Avenue
Colorado Springs, Colorado 80903
Attention: General Counsel
Telecopy: (719) 448-8097

with copies to:	Westmoreland-Roanoke Valley, L.P.
Westmoreland-North Carolina Power, LLC c/o
Westmoreland Energy, Inc.
300 Preston Avenue
Fifth Floor
Charlottesville, Virginia 22902
Attention: Vice President, Finance
Telecopy: (804) 980-5225

If to Agent:

Prudential Investment Management, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Electric Finance Group
Telephone: (214) 720-6272
Facsimile: (214) 720-6297
     18. Other Remedies.
     Any and all remedies herein expressly conferred upon Agent shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, by the other Loan Instruments or by law on Agent, and the exercise of any one remedy shall not stop, prevent or preclude the exercise of any other remedy which Agent or the Secured Parties may have until such time as all of Debtor’s Obligations under the Loan Instruments shall have been satisfied, released and discharged in full. The application of the Collateral to satisfy Debtor’s Obligations pursuant to the terms hereof shall not operate to release Debtor from its Obligations until payment in full of any deficiency has been made in cash.
     19. Waiver.
     By exercising or failing to exercise any of its rights, options or elections hereunder, Agent, on behalf of the Secured Parties, shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its Obligations secured hereby. A waiver or release of Debtor shall be effective only if it is in writing and signed by Agent.
     20. Expenses.
     Debtor agrees to pay, upon demand, to Agent the amount of (a) any and all fees and expenses, including, without limitation, the fees and expenses of Agent’s counsel and of any experts and agents, which Agent may incur in connection with (i) the execution and acknowledgment of this Security Agreement, any agreement supplemental hereto and any instrument of further assurance, (ii) the custody or preservation of the Collateral (including, without limitation, any such fees and expenses incurred in connection with filing, registration and recording, or refiling, reregistration and rerecording of this Security Agreement or any evidence of the Security Interest in the Collateral), (iii) the exercise or enforcement of any rights of Agent hereunder or (iv) the failure by Debtor to perform or observe any of the provisions hereof, and (b) all federal, state and local taxes, duties, imposts, assessments and charges arising in connection with the execution and delivery of this Security Agreement, any agreement supplemental hereto and any instrument of further assurance, together, in respect of any amount payable pursuant to this Section 20, with interest thereon at the Default Interest Rate from the date of demand for each such payment by Agent.
     21. Time of Essence.
     Time is of the essence with respect to this Security Agreement and all of its provisions.
     22. Binding Upon Successors.
     All agreements, covenants, conditions and provisions of this Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.
     23. Captions.
     The caption or heading at the beginning of each Section and the table of contents are for the convenience of the parties only and are not a part of this Security Agreement.

     24. Governing Law and Jurisdiction.
          (a) This Security Agreement shall be governed by and construed in accordance with the internal laws of the State of New York as to interpretation, enforcement, validity, construction, effect and in all other respects, but excluding perfection, which shall be governed by the laws of the jurisdiction relevant thereto.
          (b) With respect to any legal action or proceeding brought by Agent or the Secured Parties against Debtor arising out of or in connection with this Security Agreement, Debtor hereby irrevocably (i) consents to the jurisdiction of any state or federal court located in the State of New York, (ii) consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to the address specified by Debtor for the receipt of notices if such address is outside such territorial jurisdiction and (iii) waive any objection to the venue of the aforesaid courts. Debtor hereby irrevocably designates, appoints and empowers CT Corporation System (the “Process Agent”, which has consented thereto) with offices on the date hereof at 111 Eighth Avenue, New York, New York 10019 as agent to receive for and on behalf of Debtor service of process in the State of New York. Debtor agrees it will at all times continuously maintain either a registered office or an agent to receive service of process in the State of New York on behalf of itself and its properties with respect to this Security Agreement.
     25. Amendment.
     This Security Agreement may be modified, amended or rescinded only by a writing expressly referring to this Security Agreement and signed by all of the parties hereto.
     26. Severability.
     Every provision of this Security Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.
     27. Secured Parties Not Liable.
     Neither this Security Agreement nor any action on the part of Agent or the Secured Parties shall constitute an assumption by Agent or the Secured Parties of any of the obligations of Debtor related to any of the Collateral, and Debtor shall continue to be liable for all such Obligations whether incurred before or after an Event of Default.
     28. Termination; Release of Pledged Collateral.
     This Security Agreement shall terminate, and all of the Collateral shall be released automatically from the Security Interest therein, at such time that the Secured Parties are required to release and terminate all Liens of the Security Documents pursuant to Section 9.17 of the Loan Agreement.
     29. Limitation of Recourse.
     Anything herein to the contrary notwithstanding, the obligations of Debtor under this Security Agreement are special obligations of Debtor and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto to) any Partner or Affiliate of Debtor, or any shareholder, partner, officer or director of any thereof as such, and any judicial proceedings the Lenders or Agent may institute against Debtor shall be limited to seeking the preservation, enforcement, foreclosure or other sale or disposition of the Security Interest in the Collateral and the performance by Debtor of its other covenants and obligations hereunder; absent fraud or willful misconduct on the part of such Persons, no judgment for any deficiency upon the obligations hereunder shall be obtainable by the Lenders or Agent against any Partner or Affiliate of Debtor or any shareholder, partner, officer or director of any thereof; provided that this Section 29 shall not limit the obligations of any of the Partners or any Affiliate thereof under the Loan Agreement or any other Loan Instrument to which such Person is a party.
     30. Counterparts.
     This Security Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.

WESTMORELAND PARTNERS, as Debtor
By:	Westmoreland-Roanoke Valley, L.P., as general partner

By:	WEI-Roanoke Valley, Inc., as general partner

By:	/s/ David J. Blair
	Name:	David J. Blair
	Title:	CFO & Treasurer

PRUDENTIAL INVESTMENT MANAGEMENT, INC., as Agent
By:	/s/ Timothy M. Laczkowski		WHB
	Name:	Timothy M. Laczkowski
	Title:	Vice President

[use applicable state form of Notary Block]

STATE OF TEXAS	)
	)	ss.
COUNTY OF DALLAS	)
     On February 5, 2008, before me, Melanie Brown, Notary Public, personally appeared Timothy M. Laczkowski, ☐ personally known to me or ☑ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Melanie Brown
Signature of Notary Public

Melanie Brown
Notary Public State of Texas
Commission Expires:
February 14, 2010

Exhibit A
PERFECTION CERTIFICATE
     The undersigned, the                      of WESTMORELAND PARTNERS, a Virginia general partnership (the “Debtor”), hereby certifies as follows:
     1. Name. The exact legal name of Debtor is                                         .
     2. Other Identifying Factors.
          (a) The mailing address of Debtor is                                         .
          (b) If different from its mailing address, Debtor’s place of business or, if more than one, its chief executive office is located at:

Address	County	State

          (c) The type of organization of Debtor is a                          .
          (d) The jurisdiction of Debtor’s organization is                     .
          (e) Debtor’s state issued organizational identification number [state “None” if the state does not issue such a number] is                     .
          (f) Debtor’s EIN is                     .
     3. Other Names.
          (a) The following is a list of all other names (including trade names or similar appellations) used by Debtor, or any other business or organization to which Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:
     4. Other Current Locations.
          (a) The following are all other locations in which Debtor maintains any books or records relating to its accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State

          (b) The following are all other places of business of Debtor:

Address	County	State

          (c) The following are all other locations where any of Debtor’s inventory or equipment is located:

Address	County	State

          (d) The following are the names and addresses of all persons or entities other than Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of Debtor’s instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State

     5. Prior Locations.
          (a) Set forth below is each location or place of business maintained by Debtor during the past five years:

Address	County	State

          (b) Set forth below is each other location at which, or other person or entity with which, any of Debtor’s inventory or equipment has been held during the past twelve months:

Name	Mailing Address	County	State

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     6. Fixtures. Set forth below is a description of the real property on which any of the Collateral consisting of fixtures are or are to be located (including reference to a book and page number in the applicable recording office and the name of the record owner of the real property) and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded:
     7. Intellectual Property. Set forth below is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of Debtor:
     8. Securities; Instruments. Set forth below is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by Debtor (provide name of issuer, a description of security and value):
     9. Motor Vehicles. Set forth below is a complete list of all motor vehicles owned by Debtor (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

Make	Model	Model Year	Registered State	Vehicle Location

     10. Bank Accounts. Set forth below is a complete list of all bank accounts (including securities and commodities accounts) maintained by Debtor:

Depositary Bank	Bank Address	Type of Account	Account No.

     11. Commercial Tort Claims. Set forth below is a brief written description of each commercial tort claim which Debtor holds:

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     IN WITNESS WHEREOF, the undersigned has signed this Certificate on                           , 2007.

WESTMORELAND PARTNERS, as Debtor
By:	Westmoreland-Roanoke Valley, L.P., as general partner

By:	WEI-Roanoke Valley, Inc., as general partner

By:
Name:
Title:

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